UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange
1.250% Notes due 2025	BLK25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 24, 2023, BlackRock, Inc. (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). The following are the voting results on each matter submitted to the Company’s shareholders at the Annual Meeting. All director nominees were elected (Item 1). The proposal to approve the compensation of the named executive officers as disclosed in the Company’s proxy statement, through a non-binding advisory vote, was approved (Item 2). Additionally, shareholders voted to recommend a frequency of one year for future executive compensation advisory votes, through a non-binding advisory vote (Item 3). Further, shareholders ratified the appointment of Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year 2023 (Item 4). In addition, the shareholder proposal regarding a civil rights, non-discrimination and returns to merit audit was not approved (Item 5). The shareholder proposal regarding production of a report on the Company’s ability to “engineer decarbonization in the real economy” was not approved (Item 6). Finally, the shareholder proposal regarding production of an impact report for climate-related human risks of iShares U.S. Aerospace and Defense Exchange-Traded Fund was not approved (Item 7).

Below are detailed voting results on each matter voted on and described in detail in the Company’s definitive proxy statement for the Annual Meeting.

Item 1 – Election to the Company’s Board of Directors of the following 16 nominees:

	For	Against	Abstentions	Broker Non-Votes
Bader M. Alsaad	113,836,422	1,229,562	7,337,154	11,232,503
Pamela Daley	121,265,368	1,055,929	81,841	11,232,503
Laurence D. Fink	117,607,712	4,329,071	466,355	11,232,503
William E. Ford	118,917,311	3,411,271	74,556	11,232,503
Fabrizio Freda	120,314,690	2,009,394	79,054	11,232,503
Murry S. Gerber	116,515,373	5,809,225	78,540	11,232,503
Margaret “Peggy” L. Johnson	121,150,235	1,177,294	75,609	11,232,503
Robert S. Kapito	120,905,363	1,417,880	79,895	11,232,503
Cheryl D. Mills	120,136,956	2,194,457	71,725	11,232,503
Gordon M. Nixon	117,913,972	4,412,616	76,550	11,232,503
Kristin C. Peck	121,694,016	633,553	75,569	11,232,503
Charles H. Robbins	121,706,633	618,072	78,433	11,232,503
Marco Antonio Slim Domit	107,768,566	14,517,035	117,537	11,232,503
Hans E. Vestberg	121,541,855	781,509	79,774	11,232,503
Susan L. Wagner	119,355,991	2,976,280	70,867	11,232,503
Mark Wilson	121,736,848	589,689	76,601	11,232,503

Item 2 – Approval, in a non-binding advisory vote, of the compensation for named executive officers:

For	Against	Abstentions	Broker Non-Votes
112,961,654	9,320,925	120,559	11,232,503

Item 3 – Approval, in a non-binding advisory vote, of the frequency of future executive compensation advisory votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
120,853,475	146,734	1,309,543	93,386	11,232,503

In accordance with the Board’s recommendation and in light of the voting results on this advisory proposal and other factors, the Company has determined that it will continue to hold an annual advisory vote on executive compensation until the next shareholder advisory vote regarding the frequency.

Item 4 – Ratification of the appointment of Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year 2023:

For	Against	Abstentions	Broker Non-Votes
128,353,933	5,196,349	85,359	0

Item 5 – Shareholder proposal requesting a civil rights, non-discrimination and returns to merit audit:

For	Against	Abstentions	Broker Non-Votes
1,345,019	119,182,820	1,875,299	11,232,503

Item 6 – Shareholder proposal requesting the production of a report on the Company’s ability to “engineer decarbonization in the real economy”:

For	Against	Abstentions	Broker Non-Votes
11,582,649	109,100,393	1,720,096	11,232,503

Item 7 – Shareholder proposal requesting the production of an impact report for climate-related human risks of iShares U.S. Aerospace and Defense Exchange-Traded Fund:

For	Against	Abstentions	Broker Non-Votes
9,254,969	110,873,454	2,274,715	11,232,503

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:/s/ R. Andrew Dickson III
Date: May 26, 2023	R. Andrew Dickson III
Corporate Secretary